EXHIBIT 99.1

Harmonic Acquires UK-Based Broadcast Technology Ltd

- BTL Product Line Complements DiviCom® Based Headend Solutions -

SUNNYVALE, CA — February 28, 2005 — Harmonic Inc. (Nasdaq: HLIT), a leader in digital video, broadband optical networking and IP delivery systems today announced that it has completed the acquisition of UK-based Broadcast Technology Ltd (BTL), a provider of professional video/audio receivers and decoders. By integrating BTL into Harmonic’s Convergent Systems Division, the Company is able to expand the scope of solutions it provides for existing and emerging cable, satellite, terrestrial broadcast and telecom applications.

Under the terms of the acquisition agreement, the total purchase price of £4.0 million (United Kingdom Pound Sterling) was paid as £3.0 million in cash and 169,112 shares of Harmonic’s common stock. Other than the effect of any one-time acquisition-related charges, which are in the process of being determined, Harmonic expects that the acquisition will have no material impact on its revenue and earnings for the first quarter ending April 1, 2005.

“For nearly two decades, Broadcast Technology Limited has been a leader in developing solutions for acquiring, processing and routing video and audio content in both analog and digital formats,” said Nick Jennings, Managing Director of Broadcast Technology Ltd. “We have worked very successfully with Harmonic in the past, helping our mutual customers introduce competitive new services and improve their operational efficiencies. We look forward to working as a part of Harmonic to capitalize on the coming market opportunities.”

“BTL is a great fit with Harmonic’s business. Together we are positioned to better serve our current and prospective customers across the range of video service providers,” said Dr. Yaron Simler, President of Harmonic’s Convergent Systems Division. “Pairing the BTL professional multi-decoder system with Harmonic’s standard and high definition encoders helps us play a stronger role in the content delivery chain, growing our market potential.”

BTL has customers worldwide. Its flagship products are fully supported by Harmonic’s NMX Digital Service Manager™ which facilitates system deployment, monitoring and control.

About Harmonic Inc.

Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic’s open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.

Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.

This press release contains forward-looking statements within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934, including, but not limited to, statements related to the ability to complement Harmonic’s and BTL’s product solutions; the determination of any one-time acquisition-related charges; the expectation that the acquisition will have no material impact on Harmonic’s first quarter revenue and earnings; the ability of BTL and Harmonic to capitalize on the coming market opportunities; and Harmonic’s ability to better serve its current and prospective customers, to play a stronger role in the content delivery chain and to grow its market potential.

Our expectations and beliefs regarding these matters may not materialize, and actual results could differ materially from those projected. The forward-looking statements contained in this press release area also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission including its recent Reports filed on Form 10-K and Form 10-Q. Harmonic does not undertake to update any forward-looking statements.

EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.